UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2013

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

(855) 449-9642

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On April 4, 2013, the Board of Directors (the “Board”) of Zynga Inc. (the “Company”) elected, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, L. John Doerr to serve as a member of the Board until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

As a non-employee director, Mr. Doerr will be entitled to receive compensation in the form of an annual grant of restricted stock units (“ZSUs”) with an aggregate fair market value of $250,000 as an annual retainer for his service as a director (the “Annual Equity Grant”) under our Non-Employee Director Compensation Policy. These awards are automatically granted on the date of the Company’s annual meeting of stockholders and will vest on the 15th day of the month of the one year anniversary of the annual meeting, provided that the recipient is a director on such date. In connection with his appointment and pursuant to the terms of our Non-Employee Director Compensation Policy, Mr. Doerr received on the date of his appointment an automatic grant award of ZSUs with an aggregate value of approximately $41,667, which is the pro-rated Annual Equity Grant, reflecting a reduction for each month prior to the date of grant that has elapsed since the 2012 Annual Meeting.

Mr. Doerr will also receive reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board. The Company does not currently provide any cash compensation to our non-employee directors.

The Company also entered into a standard form of indemnification agreement with Mr. Doerr (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Doerr, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

The Company’s standard form of indemnification agreement was previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A (No. 333-175298), as filed on November 17, 2011, and is incorporated herein by reference.

The Company’s Non-Employee Director Compensation Policy was previously filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (No. 001-35375), as filed on May 8, 2012, and is incorporated herein by reference.

In October 2010, we made a capital subscription in the amount of $500,000 to KPCB sFund, LLC, a Delaware limited liability company, whose focus is on venture-backed investments in social networking companies. From January 1, 2011 through April 4, 2013, we have contributed an aggregate of approximately $400,000 of our commitment to the fund. Certain of our executive officers also made capital subscriptions to KPCB funds, including funds holding our shares of common stock. The managing member of KPCB sFund, LLC is KPCB sFund Associates, LLC, an affiliate of Kleiner Perkins Caufield & Byers of which Mr. Doerr is a General Partner. Each of these transactions was reviewed and approved by our Board or an appropriate committee thereof.

A copy of the press release announcing Mr. Doerr’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement, previously filed on November 17, 2011 as Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A (No. 333-175298), and incorporated herein by reference.

10.5	Non-Employee Director Compensation Policy previously filed on May 8, 2012 as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (No. 001-35375), and incorporated herein by reference.

99.1	Press Release dated April 5, 2013 entitled “Zynga Appoints John Doerr to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYNGA INC.

Dated: April 5, 2013	By:	/s/ Reginald Davis
Reginald Davis
Executive Vice President, General Counsel and Secretary